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Exhibit 10.33

Richard Interdonato

C-O-N-F-I-D-E-N-T-I-A-L

SEPARATION AGREEMENT AND GENERAL RELEASE

1.
General Release.    In exchange for the valuable consideration contained herein, the sufficiency of which I hereby acknowledge, Richard Interdonato ("Interdonato") releases, dismisses, and forever discharges Aegis Communications Group, Inc. and any affiliated corporations, subsidiaries, officers, directors, employees, agents, predecessors, successors, transferees, and assigns (collectively referred to as "the Company") from any and all actions, causes of action, suits, damages, debts, claims, counterclaims, obligations, and liabilities of whatever nature, known or unknown, resulting from or arising out of, directly or indirectly, my employment relationship or the termination of my employment relationship with the Company, including, without limitation by reason of specification, any claims for breach of contract of any kind, wrongful discharge of any kind, any tort claims of any kind, and any claims arising under any federal, state, or local laws or ordinances concerning employment or prohibiting any form of discrimination, including, without limitation by reason of specification, the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Older Workers Benefit Protection Act, the Americans With Disabilities Act, the Civil Rights Act of 1991, the Family and Medical Leave Act, and any common law claims now or hereafter recognized.

2.
Separation Date.    Interdonato acknowledges that the last day of his employment with the Company is 31 July 2002 ("Separation Date").

3.
Non-Admission.    Interdonato agrees and acknowledges that neither this Agreement nor the Company's offer to enter into this Agreement should be construed as an admission by the Company that it has acted wrongfully towards Interdonato or any other employee, and that the Company expressly denies any liability to, or wrongful acts against Interdonato on the part of itself, its employees or its agents.

4.
Severance Consideration.    In full consideration and as material inducements to Interdonato signing this Agreement, the Company will, upon the expiration of the revocation period set forth in Section 9(e) herein:

(a)
Make a lump sum severance payment of $275,000.00 minus all applicable withholding taxes.

(b)
If Interdonato elects to continue his coverage of the Company's medical insurance plan, the company will pay its portion of the monthly premiums through the end of the month of July 2003. The Company will withhold from the lump sum payment the total premium amount for the 12-month period that Interdonato would have paid as the employee portion of premiums for both medical and dental insurance.

(c)
Interdonato will be sent COBRA notification to continue medical insurance after July 31, 2003.

(d)
Interdonato will not participate in any bonus or other cash compensation plan or program. The company will allow Interdonato to participate in a commission plan to be agreed upon separately for any business Interdonato brings to Aegis after 31 July 2002.

Interdonato's Initials     RI                                                                             Employer's Initials    TF

  (e)
  The company will deduct from the lump sum payment any sum that is allowable under the Company's 401 K plan for plan year 2002.

  (f)
  Interdonato will be paid any vacation owed.

  (g)
  Interdonato will be allowed to keep his vested stock options for a period of 18 months from 31 July 2002. The options will expire on 31 January 2004.

5.
Post-Employment Covenants.

(a)
Non-Disparagement.    Interdonato agrees that he will not disparage or in any way criticize the Company and/or present and former officers, directors, employees, agents, predecessors, successors, transferees, and assigns of the Company to any third party, including but not limited to employees, vendors, customers, or business partners at any time in the future. Interdonato also agrees that he will not disparage or in any way criticize the Company's products, services, marketing and promotional materials, and/or business practices to any third party, including but not limited to employees, vendors, customers, or business partners at any time in the future.

(b)
Ownership, Non-Disclosure and Non-Use of Confidential Information.

(i)
Interdonato acknowledges and agrees that all Confidential Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company. Interdonato warrants that he has delivered to the Company, or will deliver to the Company no later than 5:00 p.m. on 31 July 2002 all Confidential Information (and all embodiments thereof) in Interdonato's custody, control or possession.

(ii)
"Confidential Information" means information, including trade secrets, relating to the Company or its Affiliates which (1) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Assuming these two criteria are met, Confidential Information shall include information disclosed to or known to Interdonato as a direct or indirect consequence of or through his/her employment with the Corporation or its subsidiaries, about any customer's, supplier's or the Corporation's or its subsidiaries' business, methods, business plans, operations, products, processes and services, including, but not limited to, information relating to research, development, inventions, recommendations, programs, systems, and systems analyses, flow charts, finances, and financial statements, marketing plans and strategies, merchandising, pricing strategies, merchandise sources, client sources, system designs, procedure manuals, automated data programs, financing methods, financial projections, terms and conditions of arrangements of any business, computer software, terms and conditions of business arrangements with clients or suppliers, reports, personnel procedures, supply and services resources, names and addresses of clients, the Corporation's or its subsidiaries' contacts names of professional advisors, and all other information pertaining to clients and suppliers, including, but not limited to assets, business interests, personal data and all other information pertaining to the Corporation or its subsidiaries, clients or suppliers whatsoever, including all accompanying documentation therefore. All information disclosed to Interdonato, or to which Interdonato has access during the period of his employment, for which there is any reasonable basis to be believed is, or which appears to be treated by the Employer as Confidential Information, shall be presumed to be Confidential Information here under. Confidential Information shall not, however, include information that (i) is publicly known or becomes publicly known through no fault of Interdonato, or (ii) is generally or readily obtainable by the public, or (iii) constitutes general skills, knowledge and experience acquired by Interdonato before and/or during his/her employment with the Corporation and its subsidiaries.

      Interdonato agrees that all documents of any nature pertaining to activities of the Corporation, its subsidiaries or their affiliates, or that include any Confidential Information, in his possession now or at any time during the term of his employment, including without limitation, memoranda, notebooks, notes, data sheets, records and computer programs or computer files, are and shall be the property of such entity and that all copies thereof shall be surrendered to the appropriate entity upon termination of his employment.

    (iii)
    Interdonato agrees that all Confidential Information received or developed by Interdonato as a result of Interdonato's employment with the Company will be held in trust and in strictest confidence by Interdonato. Interdonato will protect such Confidential Information from disclosure and, without the prior written consent of the Company, will make absolutely no use of the Confidential Information. Interdonato shall maintain and observe the obligations of confidentiality contained in this Agreement with respect to the Confidential Information for a period of two (2) years from the Separation Date. However, with respect to those items of Confidential Information which constitute a trade secret as defined by the applicable laws governing the protection of trade secrets of the Company, Interdonato's obligations of confidentiality and non-disclosure shall continue to survive after said two-year period to the greatest extent permitted by applicable law.

  (c)
  Agreement Not to Solicit Customers. For a period of one year from the Separation Date, Interdonato, except on behalf of or with the prior written consent of the Company, shall not, either directly or indirectly, on Interdonato's behalf or on behalf of others, solicit, divert, or appropriate or attempt to solicit, divert, or appropriate any business from any customer or actively sought prospective customer of the Company with whom Interdonato has dealt, whose dealings with the Company have been supervised by Interdonato, or about whom Interdonato has acquired Confidential Information in the course of his/her employment. Business shall mean the sale, marketing and provision of inbound and outbound telecommunications based marketing services and customer service functions (provided in the manner or method in which the Company has historically provided them), marketing research services, the consulting, design and implementation of these services, and any related business the Company is engaged in as of the Separation Date.

  (d)
  Agreement Not to Solicit Employees. For a period of one year from the Separation Date, Interdonato shall not, either directly or indirectly, on Interdonato's own behalf or on behalf of others, solicit, divert, or hire, or attempt to solicit, divert, or hire, any person employed by the Company, whether or not the employment of any such person is pursuant to a written agreement, for a determined period or at will.

  (e)
  Agreement Not To Compete. As a material term of this Agreement and in order to protect the goodwill, the client and vendor relations, the Confidential Information, the competitive business advantage of AEGIS and AEGIS's investment in the training and education of Interdonato, Interdonato agrees that for a period of one (1) year after the date of the termination of employment with AEGIS, Interdonato shall not, anywhere within the United States, or any other geographical area where AEGIS conducts its business, directly or indirectly, either individually or on behalf of or with any person or entity, unless first obtaining the express written permission (which shall not be unreasonably withheld) of the President of AEGIS; (i) prepare to compete or actually compete with or against AEGIS in providing telephone marketing, marketing research or any other services related to the then current business of AEGIS to third parties; (ii) become associated in any way with, be employed by, render any services to, or consult with, any person or entity that competes with, or is a competitor of AEGIS in providing telephone marketing, marketing research or any other services related to the then current business of Aegis or enter into any other relationship with any Competing Entity; (iii) be employed by, render any services to, or consult with, any person or entity where Interdonato's employment or the services to be rendered by Interdonato would involve in any material way telephone marketing, marketing research or any other services related to the then current business of AEGIS; and, (iv) render, perform, or provide any telephone marketing or marketing research or any other services related to the then current business of AEGIS to any actual or prospective clients of AEGIS with whom Interdonato had personal contact while employed by AEGIS.

    The purpose of this Agreement is to restrict the activities of Interdonato under this section only to the extent necessary for the protection of AEGIS's legitimate business interests. AEGIS and Interdonato agree that the scope, duration and geographic area provisions in this section are reasonable. In the event that a court of competent jurisdiction finds that the provisions of this section exceed the scope, time or geographical limitations permitted by applicable law, the parties agree that the court shall reform the provisions to permit the maximum scope, time or geographic limitations permissible.

  (f)
  Return of Company Property. Interdonato warrants that he has delivered to the Employer or will deliver to the Employer within a reasonable period of time all Company property in Interdonato's possession and control, including without limitation, (excluding the computer provided to Interdonato to work from his home), credit cards, security access card.

6.
Unemployment Claims. Interdonato will not file for unemployment until the expiration of twelve months from the separation date. If Interdonato draws any unemployment compensation before the twelve-month term expires, his rights under this agreement expire and the Company has the right to collect all monies already paid under this Agreement. After the twelve-month term has expired, the Company agrees that it will not contest any claim for unemployment filed by Interdonato.

7.
Breach by Interdonato. Interdonato acknowledges that breach of any of the obligations under this Agreement will cause the Company irreparable damage for which other remedies will be inadequate. Accordingly, in the event of such breach, the Company shall have the right to petition for injunctive or other equitable relief from a court of competent jurisdiction as may be necessary and appropriate to prevent the continued or further breach of this Agreement by Interdonato, and Interdonato shall not oppose such injunction on the grounds that an adequate remedy is available at law. Such remedy shall be in addition to other remedies available to the Company. If the Company seeks an injunction hereunder, then Interdonato waives any requirement that the disclosing party post a bond or any other security.

8.
CONFIDENTIALITY. Interdonato represents and agrees that Interdonato will keep the terms, amount, and fact of this Agreement completely CONFIDENTIAL and that Interdonato will not hereafter disclose any information concerning this Agreement to anyone, except Interdonato's immediate family (spouse, children, and parents), investment advisor, tax advisor, outplacement advisor, accountant, and attorney, provided that they agree to keep this information CONFIDENTIAL, or to enforce the terms of this Agreement.

9.
Compliance with Law. Interdonato hereby acknowledges and agrees that this Agreement and the termination of his employment and all actions taken in connection therewith are in compliance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act and that the release set forth in Section 1 hereof shall be applicable, without limitation, to any claims brought under these Acts. Interdonato further acknowledges and agrees that:

(a)
The release given by Interdonato in this Agreement is given solely in exchange for the consideration set forth in this Agreement and such consideration is in addition to anything of value to which Interdonato received prior to entering into this Agreement;

(b)
By entering into this Agreement, Interdonato does not waive rights or claims that may arise after the date this Agreement is executed;

(c)
Interdonato has been advised to consult an attorney prior to entering into this Agreement, and this provision of this Agreement satisfies the requirement of the Older Workers Benefit Protection Act that Interdonato be so advised in writing;

(d)
Interdonato has at least twenty-one (21) days from 9 July 2002 within which to consider this agreement; and

(e)
For a period of seven (7) days following execution of this Agreement, Interdonato may revoke this Agreement and this Agreement shall not become effective or enforceable until such seven-day period has expired.

10.
Knowledgeable Decision by Interdonato. Interdonato has read all of the terms of this Agreement and has had an opportunity to discuss it with individuals of Interdonato's own choice, as limited by Section 8 of this Agreement, who are not associated with the Company. Interdonato understands the terms of this Agreement and that this Agreement releases forever the Company from any legal action arising from Interdonato's employment relationship and the termination of this employment relationship by the Company. Interdonato signs this Agreement of his own free will in exchange for the consideration to be given to Interdonato, which Interdonato acknowledges is adequate and satisfactory. Neither the Company nor its agents, representatives, or employees have made any representations to Interdonato concerning the terms or effects of this Agreement, other than those contained in the Agreement.

11.
Controlling Law. This Agreement is made and entered into in the State of Texas, and shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

12.
Severability. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

        In witness whereof, the parties have executed this Agreement this 8 day of August, 2002.

Company:

Richard Interdonato		AEGIS COMMUNICATIONS GROUP, INC.

By:	/s/ RICHARD INTERDONATO Richard Interdonato	By:	/s/ THOMAS FRANKLIN Thomas Franklin EVP Administration

Date:	8/7/02	Date:	8/8/02

Stock List Graham

Alpha Sorted Plan Year

	Aegis Stock Options Combined - all plans
	Name	Date Issued	Original Grant	Net Available Options Outstanding		Original Option Price		Current Option Price		Original Grant	Options Outstanding
98	Interdonato, Richard	3/25/1999 3/25/2000 3/25/2001 3/25/2002	300,000 100,000 100,000 100,000	300,000 yes yes yes	100,000 100,000 100,000	$ $ $ $	0.91 0.91 0.91 0.91	$ $ $ $	0.91 0.91 0.91 0.91
98	Interdonato, Richard	8/17/1999 8/17/2000	100,000 100,000	100,000 yes	100,000	$ $	0.97 0.97	$ $	0.97 0.97
98	Interdonato, Richard	12/20/1999 12/20/2000 12/20/2001 12/20/2002	100,000 33.334 33.333 33,333	100,000 yes yes no	33,334 33,333	$ $ $	1.12 1.12 1.12	$ $ $	1.12 1.12 1.12
98	Interdonato, Richard	2/24/2000 2/24/2001 2/24/2002 2/24/2003	100,000 33,334 33,333 33,333	100,000 yes yes no	33,334 33,333	$ $ $	1.94 1.94 1.94	$ $ $	1.94 1.94 1.94
98	Interdonato, Richard	12/13/2000 12/13/2001 12/13/2002 12/13/2003	50,000 16,667 16,667 16,666	50,000 yes no no	16,667	$ $	0.70 0.70	$ $	0.70 0.70
					550,001

*
indicates post-merger separation

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  Exhibit 10.33
SEPARATION AGREEMENT AND GENERAL RELEASE